                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-53809, 333-65947, and 333-3775 of Baldwin Piano & Organ Company on Form S-8 of our reports dated February 24, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Baldwin Piano & Organ Company for the year ended December 31, 1998.



Deloitte & Touche LLP
Cincinnati Ohio
March 29, 1999


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